                                                                 EXHIBIT (r)(4)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

    Registrant Name                File Nos.
    ---------------                ---------
    AGL SEPARATE ACCOUNT VL-R      333-129552 / 811-08561
                                   333-118318 / 811-08561
                                   333-109613 / 811-08561
                                   333-103361 / 811-08561
                                   333-82982 / 811-08561
                                   333-80191 / 811-08561
                                   333-65170 / 811-08561
                                   333-43264 / 811-08561

    AGL SEPARATE ACCOUNT D         333-109206 / 811-02441
                                   333-25549 / 811-02441

    AGL SEPARATE ACCOUNT VUL-2     333-102300 / 811-06366
                                   333-102299 / 811-06366


MERTON BERNARD AIDINOFF                Director               October 21, 2005
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MERTON BERNARD AIDINOFF

CHARLES H. DANGELO                     Director                June 19, 2006
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CHARLES H. DANGELO

JOHN QUINLAN DOYLE              Director and President        October 21, 2005
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JOHN QUINLAN DOYLE

DAVID NEIL FIELDS                      Director                June 19, 2006
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DAVID NEIL FIELDS

KENNETH VINCENT HARKINS                Director                June 19, 2006
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KENNETH VINCENT HARKINS

DAVID LAWRENCE HERZOG                  Director               October 21, 2005
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DAVID LAWRENCE HERZOG

ROBERT EDWARD LEWIS                    Director               October 21, 2005
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ROBERT EDWARD LEWIS

KRISTIAN PHILIP MOOR            Director and Chairman         October 21, 2005
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KRISTIAN PHILIP MOOR

WIN JAY NEUGER                         Director               October 21, 2005
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WIN JAY NEUGER

ROBERT S. SCHIMEK               Director, Senior Vice         October 21, 2005
-----------------------        President and Treasurer
ROBERT S. SCHIMEK

NICHOLAS SHAW TYLER                    Director               October 21, 2005
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NICHOLAS SHAW TYLER

NICHOLAS CHARLES WALSH                 Director               October 21, 2005
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NICHOLAS CHARLES WALSH

MARK TIMOTHY WILLIS                    Director                April 29, 2008
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MARK TIMOTHY WILLIS